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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 1994

                      MERIDIAN BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania               0-12364           23-2237529
 (State or other jurisdiction   (Commission       (IRS Employer
      of incorporation)         File Number)       Ident. No.)

   35 North Sixth Street, Reading, Pennsylvania        19601
    (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (215) 478-2000


                                N/A
 (Former name or former address, if changed since last report.)
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Item 5.   Other Events.

     On August 30, 1994, Meridian Bancorp, Inc. ("Meridian") executed a letter of intent with United Counties Bancorporation ("UCB"), a $1.7 billion bank holding company based in Cranford, New Jersey, providing for the merger (the "Merger") of UCB with and into Meridian. The letter of intent provides that each share of UCB common stock would be exchanged in the Merger for 5.25 shares of Meridian common stock. The Merger will be accounted for as a pooling of interests and will be a tax-free exchange for shareholders of UCB. The letter of intent, which expires November 6, 1994, is subject to the completion of due diligence examinations by UCB and Meridian and to the execution of a definitive agreement relating to the Merger. The definitive agreement would be subject to, among other things, shareholder and regulatory approval. The letter of intent provides that Meridian would be entitled to a fee of $12.5 million if the transaction is not completed under certain circumstances.

     The foregoing summary of the letter of intent is qualified in its entirety by reference to the letter of intent, a copy of which is set forth as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Letter of intent, dated August 30, 1994, between
               Meridian Bancorp, Inc. and United Counties
               Bancorporation.
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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERIDIAN BANCORP, INC.

Dated:  September 6, 1994

                              By   /s/ David E. Sparks
                                   David E. Sparks
                                   Vice Chairman and Chief
                                   Financial Officer

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                          EXHIBIT INDEX

Exhibit Number

     99.1      Letter of intent, dated
               August 30, 1994, between
               Meridian Bancorp, Inc. and
               United Counties Bancorporation.